Exhibit 3.202

CERTIFICATE OF INCORPORATION

OF

EXPRESS CASH INTERNATIONAL CORPORATION

Pursuant to Section 102 of the General Corporation Law

of the State of Delaware

The undersigned, in order to form a corporation pursuant to Section 102 of the General Corporation Law of the State of Delaware, does hereby certify:

1. The name of the corporation is: Express Cash International Corporation.

2. The address of the corporation’s registered office in the State of Delaware is 1013 Center Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is One Hundred (100), and the par value of each of such shares is One Cent ($.01).

5. The board of directors is authorized to make, alter or repeal the by-laws of the Corporation. Election of directors need not be by written ballot.

6. The name and mailing address of the incorporator is:

John Hoffman

Kramer, Levin, Nessen, Kamin & Frankel

919 Third Avenue

New York, New York 10022

7. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

IN WITNESS WHEREOF, I have set my hand this 1st day of February, 1990 and affirm that the foregoing certificate is my act and deed and that the facts stated herein are true.

/s/ JOHN HOFFMAN
John Hoffman

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

EXPRESS CASH INTERNATIONAL CORPORATION

Express Cash International Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is Express Cash International Corporation.

2. The original Certificate of Incorporation was filed with the Secretary of State on February 5, 1990.

3. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware and amends and restates the Certificate of Incorporation of the Corporation to read in its entirety as follows:

FIRST: The name of the Corporation is Express Cash International Corporation.

SECOND: The address of the registered office of the Corporation in Delaware is 1013 Center Road, City of New Castle, County of New Castle, and the name of the registered agent of the Corporation at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is eleven million (11,000,000) shares, consisting of:

(a) ten million (10,000,000) shares of common stock, par value one tenth of one cent ($.001) per share (hereinafter referred to as “Common Stock”); and

(b) one million (1,000,000) shares of preferred stock, par value one cent ($.01) per share (hereinafter referred to as “Preferred Stock”).

A. PREFERRED STOCK: Shares of Preferred Stock may be issued from time to time in one or more series, as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and, subject to the provisions of subparagraph 1 of

Paragraph C of this Article FOURTH, the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

(a) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute, such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

(b) The rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes, of stock and whether such dividends shall be cumulative or non-cumulative;

(c) The right, if any, of the holders of Preferred Stock of such series to convert the same into, or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

(d) Whether or not preferred stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

(e) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series;

(f) The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation; and

(g) The voting powers, if any, of the holders of such series of Preferred Stock which may, without limiting the generality of the foregoing, include (i) the right, voting as a series by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine and (ii) the right to more or less than one vote per share on any or all matters voted upon by the stockholders.

B. COMMON STOCK:

1. After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of Paragraph A of this Article FOURTH), if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of Paragraph A of this Article FOURTH), and subject further to any other conditions which may be fixed in accordance with the provisions of Paragraph A of this Article FOURTH, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor.

2. After distribution in full of the preferential amount, if any (fixed in accordance with the provisions of Paragraph A of this Article FOURTH), to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of the common Stock, subject to the rights, if any, of the holders of Preferred Stock to participate therein (fixed in accordance with the provisions of Paragraph A of this Article FOURTH), shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them, respectively.

3. Except as may otherwise be required by law or by the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to the provisions of Paragraph A of this Article FOURTH, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him on all matters voted upon by the stockholders.

C. OTHER PROVISIONS:

1. No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of or change in any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued, and disposed of pursuant to a resolution of the Board of Directors to such persons, firms, corporations or associations, whether such holders or others, and upon such terms and for such lawful consideration as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

2. The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Paragraph A of this Article FOURTH and the consent, by class or series vote or otherwise, of the holders of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to the provisions of Paragraph A of this Article FOURTH that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

3. Subject to the provisions of subparagraph 2 of this Paragraph C, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such lawful consideration as shall be fixed by the Board of Directors.

4. Shares of Common Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such lawful consideration as shall be fixed by the Board of Directors.

5. The authorized number of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.

FIFTH: A. The business and affairs of the Corporation shall be managed by the Board of Directors, and the directors need not be elected by ballot unless required by the by-laws of the Corporation.

B. The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

C. The number of directors of the Corporation (exclusive of directors to be elected by the holders of any one or more class or series of Preferred Stock of the Corporation, which may at some time be outstanding, voting separately as a class or classes) shall not be less than three nor more than fifteen, shall be initially fixed at five and may thereafter be changed from time to time by action of not less than a majority of the members of the Board then in office.

D. The Board of Directors shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the next annual meeting of stockholders thereafter, the term of the office of the second class to expire at the second annual meeting of stockholders thereafter, and the term of office of the third class to expire at the third annual meeting of stockholders thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders commencing with the first annual meeting after the division of directors into classes, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

E. Any vacancies on the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors shall be filled exclusively by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

F. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more classes or series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the directors elected by such holders shall expire at the next succeeding meeting of stockholders.

G. Notwithstanding any other provision of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed only with cause and only by an affirmative vote of the holders of a majority of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class). Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more classes or series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of this Paragraph G shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

SIXTH: A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after this Restated Certificate of Incorporation becomes effective to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

B. Any repeal or modification of the foregoing Paragraph A of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

SEVENTH: A. Special meetings of the stockholders may be called only by the Board of Directors or by stockholders having 20% of the total votes.

B. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

EIGHTH: In addition to any affirmative vote required by law, by this Certificate of Incorporation or by any Preferred Stock designation, and notwithstanding any other provision of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the by-laws of the Corporation), the affirmative vote of the holders of at least 75% of the total voting power of all the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, change or repeal any one or more of the provisions contained in Articles FIFTH, SIXTH, SEVENTH and EIGHTH of this Certificate of Incorporation.

NINTH: A. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity while serving as a director or officer or (if serving for another corporation at the request of the Corporation) agent or in any other capacity while serving as a director or officer or (if serving for another corporation at the request of the Corporation) agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees, judgment, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer or (if serving for another corporation at the request of the Corporation) agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Paragraph B hereof with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article NINTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article NINTH or otherwise.

B. If a claim under Paragraph A of this Article NINTH is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

C. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

D. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

TENTH: The Corporation may, by action of its Board of Directors from time to time, indemnify and reimburse and advance expenses to any person not granted such rights pursuant to Article NINTH hereof to whom the Corporation is permitted to provide indemnification or the reimbursement or advancement of expenses by applicable law.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation, having been recommended and approved by the Board of Directors and adopted by all of the stockholders of the Corporation in accordance with the provision of Sections 242 and 245 of the Delaware General Corporation Law, has been executed on this     day of May, 1990.

EXPRESS CASH INTERNATIONAL CORPORATION

[SEAL]

	By:	/s/ CHARLES J. BARRETT JR.
President and Chief Executive Officer

Attest:

/s/ TROVES B. GILBERT, JR.
Secretary